                                                                     EXHIBIT 3.1


FORM NO. 6                                                REGISTRATION NO. 26538

                             [BERMUDA COAT OF ARMS]


                                     BERMUDA

                          CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 1st day of June, 1999

                                 PXRE Group Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an EXEMPTED company.


                                         Given under my hand and the Seal of the
                                         REGISTRAR OF COMPANIES this 4th
                                         day of June, 1999.


   [SEAL OF THE REGISTRAR OF COMPANIES]
                                             /s/ Pamela Jones

                                         for ACTING REGISTRAR OF COMPANIES

FORM NO. 2


                             [BERMUDA COAT OF ARMS]


                                     BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                            MEMORANDUM OF ASSOCIATION
                                       OF

                                 PXRE Group Ltd.
                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.    We, the undersigned, namely,

NAME             ADDRESS           BERMUDIAN         NATIONALITY     NUMBER OF
                                     STATUS                           SHARES
                                    (Yes/No)                         SUBSCRIBED
 A.D. WHALEY    2 CHURCH STREET       YES             BRITISH            ONE
                HAMILTON HM 11
                BERMUDA

J.M. MACDONALD       "                YES             BRITISH            ONE

N.P. JOHNSON         "                YES             BRITISH            ONE

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.    The Company is to be EXEMPTED Company as defined by the Companies Act
      1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situated in Bermuda not exceeding in all, including the following parcels:-

      N/A

5. The authorised share capital of the Company is USS12,000 divided into shares of US$1.OO each. The minimum subscribed share capital of the Company is US$12,000.00.

6.    The objects for which the Company is formed and incorporated are -

      1. TO ACT AND OR TO PERFORM ALL THE FUNCTIONS OF A HOLDING COMPANY IN ALL ITS BRANCHES AND TO CO-ORDINATE THE POLICY AND ADMINISTRATION OF ANY SUBSIDIARY COMPANY OR COMPANIES WHEREVER INCORPORATED OR CARRYING ON BUSINESS OR OF ANY GROUP OF COMPANIES OF WHICH THE COMPANY OR ANY SUBSIDIARY COMPANY IS A MEMBER OR WHICH ARE IN ANY MANNER CONTROLLED DIRECTLY OR INDIRECTLY BY THE COMPANY OR WHICH ARE IN ANY MANNER CONTROLLED DIRECTLY OR INDIRECTLY BY THE SAME ENTITY IN ANY MANNER CONTROLLING DIRECTLY OR INDIRECTLY THE COMPANY;

      2. TO RAISE OR SECURE THE PAYMENT OF MONEY IN SUCH MANNER AS THE COMPANY MAY THINK FIT AND FOR THAT PURPOSE TO AUTHORISE, ISSUE, OFFER, SELL AND DELIVER, COMMON SHARES, PREFERRED SHARES AND OTHER SECURITIES OF THE COMPANY, NOTES, OR OTHER EVIDENCES AND TO TRANSFER, REDEEM, AND PURCHASE ANY SUCH SECURITIES, NOTES OR EVIDENCES OF INDEBTEDNESS AS AFORESAID;

      3. TO PROVIDE AND OR PROCURE FINANCING AND FINANCIAL INVESTMENT, MANAGEMENT AND ADVISORY SERVICES AND ADMINISTRATIVE SERVICES TO ANY ENTITY IN WHICH THE COMPANY OWNS, DIRECTLY OR INDIRECTLY AN EQUITY INTEREST (REGARDLESS OF WHETHER THE SAME CARRIES ANY VOTING RIGHTS OR PREFERRED RIGHTS OR RESTRICTIONS) OF NOT LESS THAN TWENTY PERCENT OF THE TOTAL EQUITY ISSUED AND OUTSTANDING IN THAT ENTITY (AS DETERMINED IN GOOD FAITH BY THE BOARD OF DIRECTORS OF THE COMPANY); AND, IN CONNECTION WITH ANY OF THE FOREGOING, TO PROVIDE AND OR PROCURE CREDIT, FINANCIAL ACCOMMODATION, LOANS AND OR ADVANCES WITH OR WITHOUT INTEREST OR BENEFIT TO THE COMPANY TO ANY SUCH ENTITY AND TO LEND TO AND OR DEPOSIT WITH ANY FINANCIAL INSTITUTION, FUND AND OR TRUST, ALL OR ANY PROPERTY OF THE COMPANY AND OR ANY INTEREST THEREIN TO PROVIDE COLLATERAL FOR LOANS OR OTHER FORMS OF FINANCING PROVIDED TO ANY SUCH ENTITY;

      4. TO ACT AS AN INVESTMENT COMPANY AND FOR THAT PURPOSE TO ACQUIRE AND HOLD UPON ANY TERMS AND, EITHER IN THE NAME OF THE COMPANY OR THAT OF ANY NOMINEE, SHARES, STOCK, DEBENTURES, DEBENTURE STOCK, OWNERSHIP INTERESTS, ANNUITIES, NOTES, MORTGAGES, BONDS, OBLIGATIONS AND SECURITIES, FOREIGN EXCHANGE, FOREIGN CURRENCY DEPOSITS AND COMMODITIES, ISSUED OR GUARANTEES BY ANY COMPANY OR PARTNERSHIP WHEREVER INCORPORATED, ESTABLISHED OR CARRYING ON BUSINESS, OR BY ANY GOVERNMENT, SOVEREIGN, RULER, COMMISSIONERS, PUBLIC BODY OR AUTHORITY, SUPREME, MUNICIPAL, LOCAL OR OTHERWISE, BY ORIGINAL SUBSCRIPTION, TENDER, PURCHASE, EXCHANGE, UNDERWRITING, PARTICIPATION IN SYNDICATES OR IN ANY OTHER MANNER AND WHETHER OR NOT FULLY PAID UP, AND TO MAKE PAYMENTS THEREON AS CALLED UP OR IN ADVANCE OF CALLS OR OTHERWISE AND TO SUBSCRIBE FOR THE SAME, WHETHER CONDITIONALLY OR ABSOLUTELY, AND TO HOLD THE SAME WITH A VIEW TO INVESTMENT, BUT WITH THE POWER TO VARY ANY INVESTMENTS, AND TO EXERCISE AND ENFORCE ALL RIGHTS AND POWERS CONFERRED BY OR INCIDENT TO THE OWNERSHIP THEREOF, AND TO INVEST AND DEAL WITH THE MONEYS OF THE COMPANY NOT IMMEDIATELY REQUIRED UPON SUCH SECURITIES AND IN SUCH MANNER AS MAY BE FROM TIME TO TIME DETERMINED;

      5.  BUYING, SELLING AND DEALING IN GOODS OF ALL KINDS;

      6. ACQUIRING BY PURCHASE OR OTHERWISE AND HOLDING AS AN INVESTMENT INVENTIONS, PATENTS, TRADE MARKS, TRADE NAMES, TRADE SECRETS, DESIGNS AND THE LIKE;

      7.  BUYING, SELLING, HIRING, LETTING AND DEALING IN CONVEYANCES OF ANY
          SORT;

      8. TO ACQUIRE BY PURCHASE OR OTHERWISE HOLD, SELL, DISPOSE OF AND DEAL IN REAL PROPERTY SITUATED OUTSIDE BERMUDA AND IN PERSONAL PROPERTY OF ALL KINDS WHERESOEVER SITUATED; AND

      9. TO ENTER INTO ANY GUARANTEE, CONTRACT OF INDEMNITY OR SURETYSHIP AND TO ASSURE, SUPPORT OR SECURE WITH OR WITHOUT CONSIDERATION OR BENEFIT THE PERFORMANCE OF ANY OBLIGATIONS OF ANY PERSON OR PERSONS AND TO GUARANTEE THE FIDELITY OF INDIVIDUALS FILLING OR ABOUT TO FILL SITUATIONS OF TRUST OR CONFIDENCE.

7. Powers of the Company

      1. THE COMPANY SHALL, PURSUANT TO THE SECTION 42 OF THE COMPANIES ACT 1981, HAVE THE POWER TO ISSUE PREFERENCE SHARES WHICH ARE, AT THE OPTION OF THE HOLDER, LIABLE TO BE REDEEMED.

      2. THE COMPANY SHALL, PURSUANT TO SECTION 42A OF THE COMPANIES ACT 1981, HAVE THE POWER TO PURCHASE ITS OWN SHARES.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof


---------------------------------              ---------------------------------

 /s/ Nicholas Johnson                          /s/ Rosana Vieira
---------------------------------              ---------------------------------


/s/ J.M. Macdonald                             /s/ Rosana Vieira
---------------------------------              ---------------------------------


/s/ Anthony Whaley                             /s/ Rosana Vieira
---------------------------------              ---------------------------------

          (Subscribers)                                     (Witnesses)


SUBSCRIBED this 28th day of May, 1999

FORM NO. 1a


                             [BERMUDA COAT OF ARMS]

                                     BERMUDA

                             THE COMPANIES ACT 1981

                                     CONSENT

                             PURSUANT TO SECTION 4A

In exercise of the powers conferred upon him by section 4A of the Companies Act 1981, the Minister of Finance hereby gives his consent to:-

                                 PXRE GROUP LTD.

to carry on restricted business activities in accordance with the Companies Act 1981.


DATED THIS 1st DAY OF JUNE, 1999


                                                                      Eugene Cox
                                                             MINISTER OF FINANCE

                             THE COMPANIES ACT 1981

                                 FIRST SCHEDULE

A company limited by shares may exercise all or any of the following powers subject to any provision of the law or its memorandum:

1.    [Deleted]

2. to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorised to carry on;

3. to apply for register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade makers, formulae, licences, inventions, processes, distinctive makers and similar rights;

4. to enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to benefit the company;

5. to take otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

6. subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of those shares are held by the company;

7. to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporation or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto;

8. to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the pendants or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational and religious objects or for any exhibition or for any public, general or useful objects;

9. to promote any company for the purpose of acquiring or taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

10. to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

11. to construct maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

12. to take land in Bermuda by way of lease or letting agreement for a term not exceeding twenty-one years, being land "bona fide" required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or letting agreement for a similar period in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

13. except to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to the provisions of this Act every company shall have power to invest the moneys of the Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

14. to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the company and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

15. to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

16. to borrow or raise or secure the payment of money in such manner as the company may think fit;

17. to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

18. when properly authorised to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

19. to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

20. to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

21. to cause the company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

22. to allot and issue fully-paid shares of the company in payment or part payment of any property purchase or otherwise acquired by the company or for any past services performed for the company;

23. to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

24.   to establish agencies and branches;

25. to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, a hypothec, lien or charge;

26. to pay all costs and expenses of or incidental to the incorporation and organisation of the company;

27. to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

28. to do any of the things authorised by this subsection and all in authorised by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

29. to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

        Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.

                            PXRE GROUP LTD.
                      Clarendon House 2 Church Street
                          Hamilton HM 11 Bermuda

I, I.S. Outerbridge, Assistant Secretary of PXRE GROUP LTD., DO HEREBY CERTIFY that the following is a true copy of a resolution adopted by the Member of the Company by way of a Unanimous Written Resolution in accordance with Bye-Law 41 and dated 9th August, 1999 and that such resolution is still in full force and effect as at the date hereof:

    "RESOLVED, that the increase in the authorized share capital from $12,000 to $60,000,000 be, and hereby is approved, with such $60,000,000 divided into the following classes of shares:

   (i)  50,000,000 common shares, par value $1.00 per share; and

   (ii) 10,000,000 preferred shares, par value $1.00 per share; and..."



                                       I.S. Outerbridge
                                       ------------------------
                                       Assistant Secretary


Dated: 11th August, 1999

                                    BERMUDA
                           THE COMPANIES ACT 1981
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL
                                      OF

                               PXRE Group Ltd.
------------------------------------------------------------------------------
                  (hereinafter referred to as "the Company")


DEPOSITED in the office of the Registrar of Companies on the 10th day of August, 1999, in accordance with the provisions of section 45(3) of the Companies Act 1981.

            Minimum Share Capital of the Company      US$     12,000

            Authorised Share Capital of the Company   US$     12,000

            Increase of Share Capital as authorised
            by way of a Written Resolution
            dated 9th August, 1999.                   US$ 59,988,000
                                                      ---------------
        AUTHORISED SHARE CAPITAL AS INCREASED

                                                      US$ 60,000,000

                                                      ---------------

DULY STAMPED in the amount of BD$ NIL being the stamp duty payable on the amount of increase of share capital of the Company in accordance with the provisions of the Stamp Duties Act, 1976.

                                                         I.S. Outerbridge
                                                      ---------------------
                                                             Secretary

DATED THIS 11th day of August, 1999

NOTE: This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.